Exhibit 1.2

Abengoa, S.A.

[•]% Mandatorily Convertible Subordinated Notes due 2016

Mandatorily Convertible into Class B Shares or American Depositary Shares

Underwriting Agreement

[•], 2013

Citigroup Global Markets Limited

Citigroup Centre

Canada Square

Canary Wharf, London E14 5LB

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

As Representatives of the several Underwriters

Ladies and Gentlemen:

Abengoa, S.A., a corporation organized under the laws of the Kingdom of Spain (“Spain”) (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the principal amount of its securities identified in Schedule I hereto (the “Offered Notes”). The Offered Notes are convertible into Class B Shares of the Company, €0.01 par value each (such class of shares, the “Class B Shares”) or ADSs (as such term is defined herein), at the option of the holders. The Offered Notes are to be issued under an indenture (the “Indenture”) dated as of [•], 2013, among the Company, [•], as trustee (the “Trustee”) and [•], as securities administrator.

To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used in this Underwriting Agreement shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.  The use of the neuter in this Underwriting Agreement shall include the feminine and masculine wherever appropriate.  Certain terms used in this Underwriting Agreement are defined in Section 23 hereof.

1.  Representations and Warranties.  The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)  The Company has prepared and filed with the Commission the Registration Statement (as hereinafter defined), including related preliminary prospectuses, for registration under the Act of the offering and sale of the Securities (as hereinafter defined) being offered in the United States.  Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective.  The Company may have filed one or more amendments thereto, including the related preliminary prospectuses, each of which has previously been furnished to you.  The Company will file with the Commission a final prospectus in accordance with Rule 424(b).  As filed, such final prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus (as hereinafter defined)) as the Company has advised you, prior to the Execution Time, will be included or made therein.

It is understood that two forms of prospectuses are to be used in connection with the offering and sale of the Offered Notes: the Prospectus relating to the offering and sale of the Securities in the United States and outside the United States (other than in Canada) and a prospectus relating to the offering and sale of the Securities in Canada (the “Canadian Prospectus”). The Prospectus and the Canadian Prospectus contain substantially identical information except for certain substitute or additional pages.  Unless the context otherwise requires, references herein to the “Prospectus” whether in preliminary or final form and whether as amended or supplemented, shall include the two versions thereof referred to in this paragraph.

(b)  The Company has prepared and filed with the CNMV on July 12, 2012 a registration document (documento de registro) (the “Documento de Registro”) pursuant to Annexes I and II of Commission Regulation (EC) No. 809/2004, in the Spanish language for approval and registration under the Spanish Act (as hereinafter defined).  Such Documento de Registro was approved and registered by the CNMV on its official files on July 12, 2012 (file number 2012/10,185) and has not been supplemented thereafter.  In addition, the Company filed a relevant fact notice (comunicación de hecho relevante) concerning the Securities (the “Relevant Fact Notice”) with the CNMV on [•], 2013, which was registered by the CNMV on its official files under file number [•]. The Company will prepare and file with the CNMV on [•] a securities note (nota sobre las acciones), in the Spanish language, pursuant to Annex III of Commission Regulation (EC) No. 809/2004 (the “Nota sobre las Acciones”), including a summary note (resumen) that, together with the Documento de Registro, will constitute the informative prospectus (folleto informativo) (the “Folleto”) required to be filed and registered by the Company with the CNMV in connection with its application for admission to listing of the Offered Shares on the Madrid and Barcelona Stock Exchanges for trading through the SIB (as hereinafter defined). The Relevant Fact Notice and the Folleto are hereto referred to as the “Spanish Documents.”

(c)  On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined in Section 3 of this Underwriting Agreement) the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Trust Indenture Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act, or (ii) the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d)  The Spanish Documents as of their dates and as of the date hereof comply, and the Spanish Documents as amended or supplemented, if applicable, as of the date of such amendment or supplement, will comply as to form and substance with Directive 2003/71/EC, as amended (the “Prospectus Directive”), the relevant implementing measures in Spain (including the Spanish Act and Royal Decree 1310/2005) and all other applicable rules and regulations (including Commission Regulation (EC) No. 809/2004). The Spanish Documents, as of their dates and as of the Execution Time, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any amendment or supplement and on the Closing Date, the Folleto (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Folleto (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Folleto, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof. There is no difference in any material respect between the information contained in the Folleto and the information contained in the Registration Statement as of the Closing Date (as amended or supplemented prior thereto). The Company has provided the CNMV with all relevant documents and information required by Spanish laws and regulations or by such authorities in connection therewith.

(e)  (i) The Disclosure Package and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(f)  (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(g)  Each Issuer Free Writing Prospectus [and the final term sheet contemplated by Section 5(b) hereto] does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(h)  (i) Upon issuance and delivery of the Offered Notes in accordance with this Underwriting Agreement and the Indenture, the Offered Notes will be mandatorily convertible into Class B Shares or ADSs, as applicable, in accordance with the terms of the Offered Notes and the Indenture;  (ii) the Underlying Shares have been duly and validly authorized and, when issued and/or delivered in accordance with the terms of the Offered Notes, and, to the extent any of the Underlying Shares are new Class B Shares, when the capital increase relating to the Underlying Shares has been duly registered with the Mercantile Registry and the Underlying Shares have been duly registered with Iberclear, the Underlying Shares will be duly and validly issued and fully paid and non-assessable, will conform in all material respects to the description of the capital stock contained in the Disclosure Package, the Prospectus and the Nota sobre las Acciones and will rank pari passu in all respects with the Class B Shares of the Company currently in issue; (iii) the Underlying Shares will, when issued and/or delivered in accordance with the terms of the Offered Notes, be free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon conversion of the Offered Notes, each holder will receive good and marketable title to the Underlying Shares, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; (iv) the existing shareholders of the Company have validly delegated to the Board of Directors of the Company the authorization to waive their pre-emption rights (if any) with respect to any Underlying Shares to be issued upon conversion of the Offered Notes and no person has any pre-emptive or other rights with respect to the Underlying Shares issuable or deliverable upon conversion of the Offered Notes; (v) no statute, rule, regulation or order has been enacted, adopted or issued by any governmental or regulatory authority in Spain or the European Union (or, so far as the Company is aware, by any other governmental or regulatory authority) that would, as of the Closing Date, prevent the issuance or delivery of the Underlying Shares in the manner contemplated by the Disclosure Package, the Prospectus, the Nota sobre las Acciones and this Underwriting Agreement; and (vi) no injunction or order of any national, provincial, foreign or other court has been issued and, so far as the Company is aware, no action has been taken by any governmental or regulatory authority, that would, as of the Closing Date, prevent the issuance or delivery of the Underlying Shares in the manner contemplated by the Disclosure Package, the Prospectus, the Nota sobre las Acciones and this Underwriting Agreement.

(i)  The Company has filed with the Commission a registration statement (file number 333-[•]) on Form F-6.  The Company may have filed one or more amendments thereto, each of which has previously been furnished to you.  Such ADR Registration Statement (as defined herein), including any amendments thereto filed prior to the Execution Time, has become effective, and at the time of its effectiveness did comply and on the Closing Date, will comply, in all material respects with the applicable requirements of the Act and the rules thereunder and at the time of its Effective Date and at the Execution Time, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(j)  Upon issuance by the Depositary of ADSs evidenced by ADRs against deposit of Class B Shares (including the Underlying Shares, upon conversion of the Offered Notes) in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and persons in whose names the ADRs are registered will be entitled to the rights specified in the ADRs and in the Deposit Agreement; the Class B Shares may be freely deposited by the Company or other holders thereof with the Depositary against issuance of ADRs evidencing the ADSs.

(k)  The Offered Notes are freely transferable by the Company to or for the account of the several Underwriters in the manner contemplated herein; and there are no restrictions on subsequent transfers of the Offered Notes or the Underlying Shares.

(l)  No stamp or other issuance or transfer taxes or duties are payable by or on behalf of any Underwriter in connection with (i) the execution and delivery of this Underwriting Agreement, (ii) the issuance by the Company or sale by the Company of the Offered Notes, (iii) the delivery of the Offered Notes in the manner contemplated by this Underwriting Agreement, (iv) the sale and delivery by each such Underwriter of the Offered Notes, as contemplated herein, (v) the issuance by the Company of any Underlying Shares, (vi) the deposit with the Depositary of Class B Shares (including the Underlying Shares) against issuance of the ADRs evidencing the ADSs, (vii) the conversion of the Offered Notes into Class B Shares or ADSs, as applicable, or (viii) the transactions contemplated by the Stock Loan Agreements.

(m)  Each of the Company and the subsidiaries specified in Schedule V hereto (the “Specified Subsidiaries”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package, the Prospectus and the Folleto (exclusive of any amendment or supplement thereto) and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect (as hereinafter defined).

(n)  All the outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package, the Prospectus and the Spanish Documents (exclusive of any amendment or supplement thereto), all outstanding shares of capital stock of the subsidiaries of the Company are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(o)  There is no franchise, contract or other document of a character required to be described in the Registration Statement, ADR Registration Statement, Disclosure Package, Prospectus or the Spanish Documents, or to be filed as an exhibit to any of them, which is not described or filed as required (and each Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in each Preliminary Prospectus and the Prospectus under the headings “Taxation,” “Risk Factors—Risks Related to Our Business and the Markets in Which We Operate—Unauthorized use of our proprietary technology by third parties may reduce the value of our products, services and brand, and impair our ability to compete effectively,” “Risk Factors—Risks Related to Our Business and the Markets in Which We Operate—Our business may suffer if we are sued for infringing the intellectual property rights of third parties,” “Business—Intellectual Property,” “Business—Information Technology,” “Business—Legal Proceedings,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Corporate Debt,” “Description of Share Capital,” “Description of American Depositary Shares,” “Description of the Notes,” “Description of the Share Lending Arrangements” and “Regulation,” in the Documento de Registro (as of its date) in Sections 2, 5.2, 6, 8, 10, 11, 19, 20, 21 and 22, and in the Nota sobre las Acciones (as of its date) in Sections 3, 4, 5, 6, 7.3, 10, 11.1 and 11.3, in each case insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(p)  The Company has full right, power and authority to execute and deliver this Underwriting Agreement, the Deposit Agreement, the Offered Notes, the Stock Loan Agreements and the Indenture and to perform its respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Underwriting Agreement, the Deposit Agreement, the Offered Notes, the Stock Loan Agreements and the Indenture and the consummation of the transactions contemplated thereby (except, with respect to the consummation of the transactions contemplated in this Underwriting Agreement, as expressely set forth herein), as the case may be, has been duly and validly taken.

(q)  The authorized, issued and outstanding share capital of the Company is as set forth in each Preliminary Prospectus and the Prospectus under the caption “Capitalization” and in Section 3.2 of the Nota sobre las Acciones; and the Class B Shares and the ADSs conform in all material respects to the descriptions thereof contained in each Preliminary Prospectus, the Disclosure Package, the Prospectus and the Nota sobre las Acciones.

(r)  (i) The issued and outstanding share capital of the Company has been duly and validly authorized, and has been issued and fully paid and is not subject to any call for the payment of further capital; (ii) none of the issued and outstanding share capital of the Company was issued in violation of any pre-emptive or other similar rights of any security holder of the Company; and (iii) except as disclosed in the Disclosure Package, the Prospectus and the Spanish Documents: (A) there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options, or agreements to grant warrants, rights (including, without limitation, pre-emption rights) or options, to purchase or to subscribe for, or obligations or commitments of the Company to create, issue, sell or otherwise dispose of, any securities (or any such convertible or exchangeable securities, warrants, rights, options, obligations or commitments) of the Company; (B) there are no restrictions on the free transferability of the Underlying Shares set out in the constitutional documents of the Company or under Spanish law or regulation; and (C) there are no restrictions on subsequent transfers of the Underlying Shares.

(s)  The statements of fact included in each road show presentation of the Company in connection with the offering and sale of the Offered Notes are consistent in all material respects with the Disclosure Package and the Prospectus, true and accurate in all material respects and are not misleading in any material respect.

(t)  The Company has not entered into any contractual arrangement relating to the offer, sale, distribution or delivery of any Offered Notes other than the Underwriting Agreement, the Stock Loan Agreements, the Indenture and the other arrangements described in the Disclosure Package, the Prospectus and the Spanish Documents (exclusive of any amendment or supplement thereto).

(u)  The Class B Shares of the Company currently in issue are duly listed on the Madrid and Barcelona Stock Exchanges and are freely tradable in Spain and the Company is in compliance with all listing and admission requirements or continuing obligations of the Madrid and Barcelona Stock Exchanges and the CNMV and the Company will comply with all applicable requirements of The NASDAQ Stock Market in connection with the listing of the Offered Notes on the Nasdaq Global Select Market.

(v)  The Company has applied to have the Offered Notes listed on the Nasdaq Global Select Market under the symbol “ABGBG”.  The Offered Notes have been approved for listing on the Nasdaq Global Select Market, subject to official notice for issuance.

(w)  The Company has applied to have the ADSs listed on the Nasdaq Global Select Market under the symbol “ABGB.”  The ADSs have been approved for listing on the Nasdaq Global Select Market, subject to official notice for issuance.

(x)  No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, in the Deposit Agreement, in the Stock Loan Agreements, in the Indenture or in the Offered Notes, except (i) such as have been obtained under the Act, the Spanish Capital Companies Act and the Trust Indenture Act, (ii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Offered Notes by the Underwriters in the manner contemplated herein and in the Disclosure Package, the Prospectus and the Spanish Documents, and (iii) upon conversion of the Offered Notes, if any of the Underlying Shares are new Class B Shares, (a) the formalization of the capital increase by means of a public deed granted before a Spanish notary public, the filing thereof with the competent Spanish tax authorities as tax-exempt from capital tax (Impuesto sobre Transmisiones Patrimoniales y Actos Jurídicos Documentados en su modalidad de Operaciones Societarias) and the registration of such public deed with the Mercantile Registry, (b) the registration of such Underlying Shares with the Spanish securities clearing and settlement system, Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A.U. (“Iberclear”), and the verification of the listing of such Underlying Shares by the CNMV, (c) the approval of the admission to listing of such Underlying Shares by the relevant managing entities (Sociedades Rectoras) of each of the Madrid and Barcelona Stock Exchanges, and (d) the approval of the admission of such Underlying Shares to trading through the SIB by the CNMV.

(y)  None of the issue and sale of the Offered Notes, the issue or delivery of the Underlying Shares, the consummation of any other of the transactions herein contemplated and the execution, delivery or fulfillment of the terms of the Underwriting Agreement, the Deposit Agreement, the Stock Loan Agreements, the Indenture or the Offered Notes (including the issuance and/or delivery of the Underlying Shares upon conversion thereof) will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, in the case of (ii), for such breaches, violations, liens, charges or encumbrances that would not reasonably be expected to have a Material Adverse Effect and that would also not reasonably be expected to have a material adverse effect on the ability of the Underwriters to consummate the transactions contemplated by this Agreement.

(z)  No holders of securities of the Company have rights to the registration of such securities under the Registration Statement, the ADR Registration Statement and the Spanish Documents.

(aa)  The Indenture has been duly qualified under the Trust Indenture Act and, when duly executed and delivered in accordance with its terms by each of the parties thereto,

will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect).

(bb)  The Offered Notes are in the form contemplated by the Indenture, have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect); will be entitled to the benefits of the Indenture; and will conform in all material respects to the descriptions thereof contained in each Preliminary Prospectus, the Disclosure Package, the Prospectus and the Spanish Documents.

(cc)  Upon issuance, the Company’s obligations under the Offered Notes (other than to pay interest, including optionally outstanding payments as described in the Disclosure Package and the Prospectus) will constitute direct, unsecured and subordinated obligations of the Company and the Offered Notes will rank at all times pari passu without any preference or priority among themselves and will (subject to such exceptions as are from time to time mandatory under Spanish law) rank (a) senior in priority only to the rights and claims against the Company of the holders of “junior securities;” (b) pari passu with the rights and claims against the Company of the holders of any “parity securities;” and (c) junior to the rights and claims against the Company of the Company’s “senior creditors,” each as defined under the caption “Description of the Notes—Ranking” in the Disclosure Package and the Prospectus. However, the Company’s obligations under the Offered Notes to pay interest, including “optionally outstanding payments” (as defined in the Disclosure Package and the Prospectus), will be the Company’s unsecured, unsubordinated obligations and rank pari passu with all the Company’s other unsecured, unsubordinated obligations.

(dd)  The Indenture complies with the Trust Indenture Act and conforms in all material respects to the descriptions thereof contained in the Disclosure Package, the Prospectus and the Spanish Documents.

(ee)  Provided that the Offered Notes are admitted to trading on the Nasdaq Global Select Market or on any other organized OECD market and that identification procedures required by Law 13/1985, as amended, and currently established in Royal Decree 1065/2007 as amended by Royal Decree 1145/2011 are duly and timely complied with, payments of income (as such term is defined in the Prospectus) on the Offered Notes and all other payments made by the Company under the Offered Notes to non-Spanish tax resident holders of the Offered Notes will be made by the Company without withholding or deducting for any taxes, duties, assessments or other charges of whatever nature imposed, levied, collected, withheld or assessed by or within the Kingdom of Spain or any political subdivision or authority thereof or therein having power to tax.

(ff)  The Company has established with the Paying Agent procedures that comply with Section 44 of Royal Decree 1065/2007, as amended by Royal Decree 1145/2011, so as to enable the Company to make any payments on or in respect of the Offered Notes to non-Spanish tax resident holders thereof without withholding or deduction for any taxes, duties, assessments or other charges of whatever nature imposed, levied, collected, withheld or assessed by or within the Kingdom of Spain or any political subdivision or authority thereof or therein having the power to tax.

(gg)  The Board of Directors of the Company has duly and validly adopted resolutions reserving the maximum number of Underlying Shares for issuance upon conversion of the Offered Notes, authorizing the application for listing of such Underlying Shares on the Madrid and Barcelona Stock Exchanges and authorizing the application for listing of the related ADSs on the Nasdaq Global Select Market.

(hh)  The consolidated historical financial statements and the related notes of the Company and its consolidated subsidiaries included in the Disclosure Package, the Prospectus, the Registration Statement and the Folleto present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in accordance with IFRS as issued by the IASB (as such terms are defined herein), in the case of the Disclosure Package, the Prospectus and the Registration Statement, and IFRS as adopted by the European Union, in the case of the Folleto, in each case applied on a consistent basis throughout the periods involved.  The selected financial data set forth under the captions “Summary Consolidated Financial Information” and “Selected Consolidated Financial Information” in each Preliminary Prospectus and the Prospectus and in Section 3 of the Documento de Registro and Section 11.2 of the Nota sobre las Acciones fairly present, on the basis stated in each Preliminary Prospectus, the Prospectus and the Folleto, the information included therein. The interim financial data set forth under the caption “[Recent Developments]” in the Disclosure Package and the Prospectus and in Section 11.3 of the Nota sobre las Acciones, was prepared in accordance with IFRS as issued by the IASB, applied on a consistent basis as the consolidated historical financial statements and the related notes of the Company and its consolidated subsidiaries included in the Disclosure Package, the Prospectus, the Registration Statement and the Folleto, as applicable.  The selected financial data and any other historical financial data regarding the Company and its subsidiaries included in the Disclosure Package, the Prospectus, the Registration Statement and the Spanish Documents have been correctly extracted, derived or recalculated from, and have been compiled on a basis consistent with, the audited consolidated financial statements of the Company or the accounting records of the Company. The pro forma financial statements included in the Disclosure Package, the Prospectus, the Registration Statement and the Nota sobre las Acciones present fairly the information shown therein and include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Disclosure Package, the Prospectus, the Registration Statement and the Nota sobre las

Acciones. The pro forma financial statements included in the Disclosure Package, the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act.  The pro forma financial statements and the related notes thereto and the other pro forma and as-adjusted information included in the Nota sobre las Acciones have been prepared in accordance with the disclosure rules and guidelines of Annex II of  Commission Regulation (EC) No. 809/2004 and have been properly compiled on the bases described therein.

(ii)  The targets set forth in each Preliminary Prospectus and the Prospectus under the caption “Business—Certain Financial Targets” [and in the Nota sobre las Acciones in Section [•] under the heading [•], respectively,] have been calculated after due, careful and proper inquiry and consideration by the Company, and represent reasonable and fair expectations honestly held by the Company based on all relevant material information known to the Company as of the date of their use.  All assumptions on which such targets are based are reasonable.

(jj)  The statements set forth in each Preliminary Prospectus and the Prospectus under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” and in the Nota sobre las Acciones in Section 3.1 under the heading “Declaración del capital de explotación”, respectively, accurately and fully describe all material trends, demands, commitments and events that the Company believes would materially affect liquidity and are reasonably likely to occur.  The Company is not aware of any circumstances now existing or likely to arise that are likely to cause the Company not to have adequate working capital to finance its operations and the operations of its consolidated subsidiaries, in each case for a period of 12 months from the Effective Date. Taking into account the existing cash resources and other facilities available to the Company (and disregarding the proceeds from the issuance and sale of the Securities), the Company believes that the working capital available to the Company is sufficient for its present requirements and for at least the 12 months following the Effective Date. The cash flow and working capital projections on which the Company has based its statement regarding the sufficiency of its working capital have been properly prepared after due and careful enquiry and take into account all relevant material information concerning the Company. All assumptions on which such projections are based are reasonable, and there are no other material assumptions that should reasonably be taken into account in the preparation of such projections.

(kk)  Since the date of the most recent financial statements included in the Disclosure Package, the Prospectus, the Registration Statement and the Spanish Documents (exclusive of any amendment or supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”), except as set forth in or contemplated in the Disclosure Package, the Prospectus, the Registration Statement and the Folleto (exclusive of any amendment or supplement thereto).

(ll)  No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Underwriting Agreement, the Indenture or the Offered Notes or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in the Disclosure Package, the Prospectus and the Spanish Documents (exclusive of any amendment or supplement thereto).

(mm)  Except as otherwise set forth in the Disclosure Package, the Prospectus and the Spanish Documents (exclusive of any amendment or supplement thereto), each of the Company and each of its subsidiaries lawfully owns or leases all such properties as are necessary to the conduct of its operations as presently conducted and such properties are free of any encumbrance.

(nn)  Each of the Company and the Specified Subsidiaries (after giving effect to the issuance and sale of the Securities and the application of the proceeds therefrom) is Solvent.  As used in this paragraph, the term “Solvent” means that (i) the present fair market value (or present fair saleable value) of the assets of the Company or any Specified Subsidiary is not less than the total amount required to pay the liabilities of the Company or such Specified Subsidiary on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) in light of their current financial circumstances, each of the Company and the Specified Subsidiaries is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming consummation of the issuance of the Securities as contemplated by the Disclosure Package, the Prospectus and the Spanish Documents, in light of their current financial circumstances, none of the Company or any of its Specified Subsidiaries is incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature and (iv) neither the Company nor any of its Specified Subsidiaries is engaged in any business or transaction, or proposes to engage in any business or transaction, for which its property would constitute unreasonably small capital.

(oo)  Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or by-laws, (ii) the terms of any concession, indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of (ii) or (iii), for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(pp)  Except as otherwise set forth in the Disclosure Package, the Prospectus and the Spanish Documents (exclusive of any amendment or supplement thereto), there are no acquisitions or disposals of businesses or assets by the Company or its subsidiaries pending or currently being negotiated which would be or might reasonably be expected to be material in the context of the issue of the Offered Notes or which might require a public announcement to be made by the Company.

(qq)  Except as otherwise set forth in the Disclosure Package, the Prospectus and the Spanish Documents (exclusive of any amendment or supplement thereto), neither the Company nor any of its subsidiaries has any material off balance sheet financing.

(rr)  Deloitte, S.L., who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to certain audited consolidated financial statements and related notes included in the Disclosure Package, the Prospectus, the Registration Statement and the Folleto, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder and the rules and regulations of the U.S. Public Company Accounting Oversight Board and are independent from the Company under Spanish law in accordance with the requirements of the consolidated text of the Audit of Annual Accounts Act, approved by Royal Legislative Decree 1/2011, of July 1 (texto refundido de la Ley de Auditoría de Cuentas, aprobado por el Real Decreto Legislativo 1/2011, de 1 de julio), as amended (the “Spanish Audit Act”).

(ss)  PricewaterhouseCoopers Auditores, S.L., who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to certain audited consolidated financial statements and related notes included in the Disclosure Package, the Prospectus, the Registration Statement and the Folleto, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder and the rules and regulations of the U.S. Public Company Accounting Oversight Board and are independent from the Company under Spanish law in accordance with the requirements of the Spanish Audit Act.

(tt)  (i) No outstanding indebtedness of the Company or any of its subsidiaries has become due and payable before its stated maturity, nor has any security in respect of such indebtedness become enforceable by reason of default by the Company or any of its subsidiaries and no event has occurred or is, to the knowledge of the Company, pending that with the passage of time or the giving of notice or the fulfilment of any condition may result in any such indebtedness becoming so due and payable or any such security becoming enforceable; (ii) no person to whom any indebtedness of the Company or any of its subsidiaries which is payable on demand is owed has demanded or threatened to demand repayment of, or to take steps to enforce any security for, such indebtedness; (iii) the amounts borrowed by the Company and each of its subsidiaries do not exceed any limitation on borrowing contained in the constitutive documents, any debenture or other deed or document binding upon such entity; (iv) any waivers received in respect of any indebtedness of the Company and each of its subsidiaries have been validly received and the Company and the relevant subsidiaries are in compliance with the terms thereof; and (v) (A) the borrowing facilities of the Company and each of its subsidiaries have been duly executed and are in full force and effect and (B) all undrawn amounts under such borrowing facilities are or will be capable of being drawn down in accordance with the terms of such borrowing facilities.

(uu)  The Company and its subsidiaries have accurately filed all tax returns that are required to be filed in all jurisdictions in which they are required so to file (or have duly requested and been granted extensions of the timing for filing) and have paid all taxes required to be paid by any of them in all jurisdictions and have paid any related assessments, fines or penalties, except where the failure to file such returns and pay such taxes and related assessments, fines or penalties would not, individually or in the aggregate, be material; and, except as otherwise disclosed in the Disclosure Package, the Prospectus and the Spanish Documents, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except where such deficiency would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(vv)  No material labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s best knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could reasonably expected to have a Material Adverse Effect, except as set forth in the Disclosure Package, the Prospectus and the Nota sobre las Acciones (exclusive of any amendment or supplement thereto).

(ww)  The Company and each of its subsidiaries are insured by insurers of recognized standing against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; all policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company has in writing denied liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in the Disclosure Package, the Prospectus and the Spanish Documents (exclusive of any amendment or supplement thereto).

(xx)  Except as disclosed in the Disclosure Package, the Prospectus and the Spanish Documents (exclusive of any amendment or supplement thereto), under current Spanish laws and regulations, no authorization, approval or consent of any governmental authority or agency of Spain or of any other jurisdiction is required to effect dividend payments or other distributions in respect of the Class B Shares and all dividends and other distributions declared and payable on the Class B Shares may be paid by the Company to the Depositary and to the holders of Class B Shares, as the case may be (whether or not resident in Spain for tax purposes), in euro and may be converted into foreign currency and freely transferred out of Spain in accordance with the Deposit Agreement and are otherwise free and clear of any other tax, duty, withholding or deduction in Spain.

(yy)  No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package, the Prospectus and the Spanish Documents (exclusive of any amendment or supplement thereto).

(zz)  The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses except where the failure to so possess any such license, certificate, permit or other authorization would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any written notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in the Disclosure Package, the Prospectus and the Spanish Documents (exclusive of any amendment or supplement thereto).

(aaa)  The concessions described in the Disclosure Package, the Prospectus and the Spanish Documents and entered into between the Company and/or its subsidiaries, on the one hand, and the relevant governmental or regulatory authority, on the other hand: (i) have been duly authorized, executed and delivered and constitute valid and legally binding agreements of the Company and/or such subsidiary, and none of the Company or any of its subsidiaries has received any notice of termination, revocation or modification with respect to any such concession, except for any modification that is described in the Disclosure Package, the Prospectus and the Spanish Documents or any termination, revocation or modification that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; (ii) to the extent such concessions are under construction, they comply in all material respects with all applicable laws and regulations and with their respective concession agreements, except for any non-compliance that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; and (iii) the operating information included in the Disclosure Package, the Prospectus and the Spanish Documents with respect to the concessions entered into between the Company and/or its subsidiaries, on the one hand, and the relevant governmental or regulatory authority, on the other hand has been properly prepared after due and careful enquiry and is accurate in all material respects.

(bbb)  The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS as issued by the IASB and IFRS as adopted by the European Union and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company and its subsidiaries maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and have been designed by, or under the supervision of, management, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS as issued by the IASB.  The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(ccc)  The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(ddd)  The statements set forth in each Preliminary Prospectus and the Prospectus under the caption “Related Party Transactions,” in the Documento de Registro in Section 19 and in the Nota sobre las Acciones in Section 11.3 under the heading “Operaciones de partes vinculadas” insofar as they purport to describe all material aspects of the commercial and contractual relationships between the Company and its consolidated subsidiaries, on the one hand, and its controlling shareholders, directors, officers and their respective affiliates, on the other hand, are, in each case, accurate descriptions in all material respects and fairly summarize the transactions and relationships purported to be described therein. There are no further transactions or agreements that would be required to be described in the Disclosure Package, the Prospectus, the Registration Statement or the Spanish Documents under applicable laws that have not been so described. None of the Company or any of its subsidiaries has since January 1, 2010 or is currently engaged in any material transactions with its directors, officers, management, shareholders, or any other person, including persons formerly holding such positions, on terms that are not available from other parties on an arm’s-length basis.

(eee)  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any of its affiliates or any person acting on its or their behalf (other than the Underwriters, as to whom the Company makes no representation) has taken, or will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Notes.

(fff)  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any of its affiliates has, directly or indirectly, in relation to the offering contemplated pursuant to this Underwriting Agreement or otherwise, done any act or engaged in any course of conduct in breach of applicable Spanish regulations on market abuse including the Spanish Act as developed by Royal Decree 1333/2005 (Real Decreto 1333/2005, de 11 de noviembre, por el que se desarrolla la Ley 24/1988, de 28 de julio, del Mercado de Valores, en materia de abuso de mercado), or, to the knowledge of the Company, the equivalent provisions under the securities laws applicable in any other relevant jurisdiction nor, so far as the Company is aware, has any person acting on its behalf or on behalf of any of its affiliates (other than the Underwriters, as to whom the Company makes no representation)

done any act or engaged in any course of conduct as described above.  The Company has suspended the effectiveness of its liquidity agreement entered into with Santander Investment Bolsa, S.V., S.A. on November 8, 2012 from the date immediately following approval and registration of the Nota sobre las Acciones with the CNMV until the end of the stabilization period provided for in Section 2 hereof.

(ggg)  Except as otherwise set forth in the Disclosure Package, the Prospectus and the Spanish Documents (exclusive of any amendment or supplement thereto), the Company and its subsidiaries (i) are in compliance with any and all applicable European Union, state, local and foreign law (including U.S. federal and state law) and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received written notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as set forth in the Disclosure Package, the Prospectus and the Spanish Documents (exclusive of any amendment or supplement thereto), neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(hhh)  Each benefit, pension and compensation plan, agreement, policy and arrangement that is maintained, administered or contributed to by the Company or any of its subsidiaries or any of their respective affiliates for current or former employees or directors of, or independent contractors with respect to, the Company or any of its subsidiaries or any of their respective affiliates, or with respect to which any of such entities could reasonably be expected to have any current, future or contingent liability or responsibility, has been maintained in compliance with its terms and requirements of any applicable statutes, orders, rules and regulations.  The Company and each of its subsidiaries and each of their respective affiliates have complied with all applicable statutes, orders, rules and regulations in regard to such plans, agreements, policies and arrangements.  The present value of all accrued benefits under each such plan, based on those assumptions used to fund such plan, as calculated by the Company’s actuaries, did not, as of the last annual valuation date prior to the date on which this representation is made, exceed the value of the assets of such plan allocable to such benefits by an amount which could reasonably be expected to have a Material Adverse Effect.  The liabilities reflected on the relevant entity’s financial statements with respect to each such plan, agreement, policy and arrangement which is not required or intended to be funded accurately reflects the present value of all benefits earned or accrued or payments due under such plan, agreement, policy or arrangement determined using reasonable actuarial assumptions.

(iii)  In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in the Disclosure Package, the Prospectus and the Spanish Documents (exclusive of any amendment or supplement thereto).

(jjj)  None of the following events has occurred or exists:  (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that could have a Material Adverse Effect.

(kkk)  There is and has been no failure on the part of the Company nor, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans.

(lll)  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or of any other applicable law in any applicable jurisdiction which is broadly equivalent to the FCPA or which has as its objective the prevention of corruption, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and any other applicable law in any applicable jurisdiction which is broadly equivalent to the FCPA or which has as its objective the prevention of corruption and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(mmm)  None of the Company, any of its subsidiaries nor, so far as the Company is aware, any director, officer, agent or employee of the Company or any of its subsidiaries or, to the best of the Company’s knowledge, any person acting on its or their behalf has: (i) used, or agreed to use, any corporate funds for any unlawful contribution, gift, entertainment or unlawful expense relating to political activity; (ii) made, or agreed to make, any offer, payment, promise to pay, or authorization of the payment of any money, or offer, gift, promise to give, or authorization of the giving of anything of value to any official or employee of any foreign or domestic government or public international organization (or person acting in an official capacity for or on behalf of any such government or organization) from, in each case, corporate funds or assets; or (iii) paid, or attempted to pay, any bribe, rebate, pay-off, influence payment, kickback or other unlawful payment.

(nnn)  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ooo)  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ppp)  The Company and its subsidiaries own or possess adequate licenses or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Prospectus to be conducted.  Except as set forth in the Disclosure Package, the Prospectus and the Spanish Documents (exclusive of any amendment or supplement thereto), (i)  there are no rights of third parties to any such Intellectual Property, except for customary reversionary rights of third-party licensors; (ii)  there is no material infringement by third parties of any such Intellectual Property that is disclosed in the Registration Statement, the Disclosure Package, the Prospectus and the Spanish Documents as owned by the Company or its subsidiaries; (iii) there is no pending or, to the Company’s best knowledge, threatened action, suit, proceeding or claim by others (A) challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (B)  challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; or (C) that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (iv) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.

(qqq)  Except as disclosed in the Registration Statement, the Disclosure Package, the Prospectus and the Spanish Documents (exclusive of any amendment or supplement thereto), the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of [Citigroup Global Markets Limited, Deutsche Bank Securities Inc., Merrill Lynch International, HSBC Securities (USA) Inc., Banco Santander, S.A., Canaccord Genuity Inc. and Société Générale] and (ii) does not intend to use any of the proceeds from the sale of the Offered Notes hereunder to repay any outstanding debt owed to any affiliate of [Citigroup Global Markets Limited, Deutsche Bank Securities Inc., Merrill Lynch International, HSBC Securities (USA) Inc., Banco Santander, S.A., Canaccord Genuity Inc. and Société Générale].

(rrr)  Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Spain.

(sss)  The Company was not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recent taxable year, believes that it will not be a PFIC for its current taxable year and, based on the Company’s current and projected income, assets and activities, it does not expect to be classified as a PFIC in the foreseeable future.

(ttt)  The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Offered Notes shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.  Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto (the “Purchase Price”) the principal amount of the Offered Notes set forth opposite such Underwriter’s name in Schedule II hereto.

(b)                                 In consideration of the agreements herein by the Underwriters, the Company will, in accordance with the provisions of this Underwriting Agreement, no later than the Closing Date, pay to the Underwriters an aggregate underwriting commission of 4.5% of the aggregate principal amount of the Offered Notes purchased hereunder, in each case together with any VAT or other similar tax chargeable thereon.

(c)                                  All sums payable by the Company under this Underwriting Agreement shall be paid without set-off or counterclaim, and free and clear of and without deduction or withholding for or on account of any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature imposed by Spain, or by any department, agency or other political subdivision or taxing authority thereof, and all interest, penalties or similar liabilities with respect thereto (“Taxes”), unless such deduction or withholding is required by law.  If any Taxes are required by law to be deducted or withheld in connection with any such payment, and only in the case of payments made to an Underwriter which is resident for tax purposes in a country that has entered into a Double Tax Treaty with Spain and is not acting through a permanent establishment in a Spanish territory through which it will be acting for the purposes of this Underwriting Agreement, the Company will increase the amount payable as may be necessary in order that the net amount of such payment received by the relevant Underwriter after the deduction or withholding shall equal the respective amount that would have been received by such Underwriter in the absence of the deduction or withholding. No additional amounts shall be payable hereunder by the Company to an Underwriter in the event that such Underwriter (a) does not provide the Company, within a reasonable time, a certificate of tax residence within the meaning of the relevant Double Tax Treaty entered into with Spain duly issued by the tax authorities of its country of residence and dated not more than twelve months prior to the date on which the relevant amount is due and payable, or (b) operates through a tax haven jurisdiction (as defined in Royal Decree 1080/1991, of July 5, 1991, as amended).

(d)                                 If an Underwriter determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been paid additional amounts pursuant to Section 2(c), it shall pay to the Company an amount equal to such refund (but only to the extent of the additional amounts paid under Section 2(c) with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such Underwriter and without interest (other than any interest paid by the relevant jurisdiction with respect to such refund). The Company, upon the request of such Underwriter, shall repay to such Underwriter the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant jurisdiction) in the event that such Underwriter is required to repay such refund to such jurisdiction. Notwithstanding anything to the contrary in this paragraph (f), in no event will the Underwriter be required to pay any amount to the Company pursuant to this paragraph (f) the payment of which would place the Underwriter in a less favorable net after-Tax position than the Underwriter would have been in if the Tax in respect of which additional amounts were paid and giving rise to such refund had not been deducted, withheld or otherwise imposed and the additional amounts paid with respect to such Tax had never been paid. This paragraph shall not be construed to require any Underwriter to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Company or any other person.

(e)                              In connection with the offering of the Offered Notes, [•] (or its agents) on behalf of itself and the other Underwriters (the “Stabilization Agent”) may, to the extent permitted by applicable laws and regulations, at its discretion, over-allot the Offered Notes, or effect transactions in any over-the-counter market or otherwise, with a view to supporting the market price of the Offered Notes, at a level higher than that which might otherwise prevail in the open market.  Such transactions may commence on or after the date of commencement of trading of the Offered Notes on the Nasdaq Global Select Market and will end no later than 30 calendar days after the date of commencement of trading of the Offered Notes on the Nasdaq Global Select Market (the “Stabilization Period”).  In so doing, the Stabilization Agent shall act as principal and not as agent for the Company and any loss resulting from stabilization shall be borne, and any profit arising therefrom shall be beneficially retained, by the Stabilization Agent on behalf of itself and the other Underwriters in the manner agreed between them.  There is no assurance that such transactions will be undertaken and, if commenced, they may be discontinued at any time.  There shall be no obligation on the Stabilization Agent to enter into such transactions.  All such stabilization shall be conducted in accordance with applicable laws and regulations (including, when applicable, Commission Regulation (EC) No. 2273/2003).  The Company authorizes the Stabilization Agent on behalf of itself and of the other Underwriters to make adequate public disclosure of the information required by Commission Regulation (EC) No. 2273/2003.

3.  Delivery and Payment. Delivery of and payment for the Offered Notes shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Offered Notes being herein called the “Closing Date”).  Delivery of the Offered Notes shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the Purchase Price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company.  Delivery of the Offered Notes shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4.  Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Offered Notes for sale as set forth in the Prospectus.

5.  Agreements.  The Company agrees with the several Underwriters that:

(a)  Prior to the termination of the offering of the Offered Notes, the Company will not file any amendment of the Registration Statement or the ADR Registration Statement or supplement to the Prospectus or the Spanish Documents or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.  The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The Company will cause the Nota sobre las Acciones to be filed in a form approved by the Representatives with the CNMV pursuant to the Spanish Act on the date of the pre-funding of the Offered Shares and will provide evidence satisfactory to the Representatives of such timely filing.  The Company will promptly advise the Representatives (i)  when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement or ADR Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Offered Notes, any amendment to the Registration Statement or the ADR Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement or the ADR Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose, (v) of the issuance by the CNMV or any court of competent jurisdiction of any stop order suspending the effectiveness of the Folleto or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Notes for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement, the ADR Registration Statement or the Folleto and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)  [The Company will prepare a final term sheet, containing solely a description of final terms of the Offered Notes and the offering thereof, in the form approved by you and attached as Schedule IV hereto and will file such term sheet pursuant to Rule 433(d) within the time required by such Rule.]

(c)  If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d)  If during (1) any time when a prospectus relating to the Offered Notes is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172) or (2) the Stabilization Period, any event occurs as a result of which the Prospectus or the Folleto as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, or to amend the Spanish Documents to comply with the Spanish Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission or the CNMV, as the case may be, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus or Folleto to you in such quantities as you may reasonably request.

(e)  As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(f)  The Company will furnish to the Representatives and counsel for the Underwriters, without charge, upon request, signed copies of the Registration Statement and the ADR Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement and the ADR Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172) as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto, and of each of the Spanish Documents as the Representatives may reasonably request.  The Company will pay the expenses of printing or other production of all documents relating to the offering.

(g)  The Company will use its reasonable best efforts to arrange, if necessary, for the qualification of the Offered Notes and the Underlying Shares for sale under (or obtain exemptions from the application of) the laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as required for the distribution of the Offered Notes; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Offered Notes, in any jurisdiction where it is not now so subject.

(h)  The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Class A Shares, Class B Shares or ADSs or any securities convertible into, or exercisable, or exchangeable for, Class A Shares, Class B Shares or ADSs; or publicly announce an intention to effect any such transaction, from the date of the Underwriting Agreement to 180 days following the date of commencement of trading of the Offered Notes on the Nasdaq Global Select Market, provided, however, that the Company may issue and sell (i) the Offered Shares and the Offered Notes; (ii) Class B Shares upon the conversion of securities or the exercise of warrants outstanding at the Execution Time and upon the conversion of the Offered Notes, including, without limitation, upon the conversion of Class A Shares into Class B Shares pursuant to the right of conversion approved by the Extraordinary General Shareholders’ Meeting of the Company on September 20, 2012 in connection with the increase in the Company’s Class B share capital; and (iii) Class A Shares, Class B Shares or ADSs pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time, including, without limitation, pursuant to the filing by the Company of any registration statement on Form S-8 with the Commission relating to the offering of securities pursuant to the terms of such incentive or similar plans. Notwithstanding the foregoing, if (x) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day restricted period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  The Company will provide the Representatives and any Underwriters and each individual subject to the 180-day restricted period pursuant to the lock-up letters described in Section 6(r) hereof with prior notice of any such announcement that gives rise to an extension of the 180-day restricted period.

(i)  The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and will use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

(j)  If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in the lock-up letters described in Section 6(r) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two Business Days before the effective date of the release or waiver.

(k)  The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Notes, nor will it engage in any course of conduct in breach of applicable Spanish regulations on market abuse including the Spanish Act as developed by Royal Decree 1333/2005 (Real Decreto 1333/2005, de 11 de noviembre, por el que se desarrolla la Ley 24/1988, de 28 de julio, del Mercado de Valores, en materia de abuso de mercado).

(l)  Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the “conversion ratio,” as defined in the Prospectus and the Disclosure Package, of the Offered Notes.

(m)  The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Disclosure Package, the Prospectus and each Issuer Free Writing Prospectus, the ADR Registration Statement, and each amendment or supplement to any of them; (ii) the preparation, printing or reproduction and filing with the CNMV of the Spanish Documents (including financial statements and exhibits thereto and each amendment or supplement to them); (iii) the preparation of the Deposit Agreement and, if applicable, the deposit of the Underlying Shares under the Deposit Agreement, the issuance thereunder of ADSs representing such deposited Underlying Shares, the issuance of ADRs evidencing such ADSs and the fees of the Depositary; (iv) the preparation of the Indenture; (v) the preparation of the Stock Loan Agreements; (vi) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, the ADR Registration Statement and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Offered Notes; (vii) the preparation, printing, authentication, issuance and delivery of certificates for the Offered Notes, including any stamp or transfer taxes in connection with the original issuance and sale of the Offered Notes; (viii) the printing (or reproduction) and delivery of this Underwriting Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Offered Notes; (ix) if any of the Underlying Shares are new Class B Shares, the registration of such Underlying Shares with the Mercantile Registry and Iberclear, (x) the registration of the Offered Notes and the Underlying Shares under the Exchange Act, the listing of the Offered Notes on the Nasdaq Global Select Market and, if any of the Underlying Shares are new Class B shares, the listing of such Underlying Shares on the Madrid and Barcelona Stock Exchanges and the listing of the related ADSs on the Nasdaq Global Select Market; (xi) any registration or qualification of the Offered Notes for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable and documented fees and expenses of counsel for the Underwriters relating to such registration and qualification); (xii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees and the reasonable and documented fees and expenses of counsel for the Underwriters relating to such filings); (xiii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Offered Notes, including any road show presentation; (xiv) the fees and expenses of the Company’s accountants, the fees and expenses of the auditors appointed by the Mercantile Registry for the purpose of issuing the special report pursuant to articles 417 and 511 of the Spanish Capital Companies Act and the reasonable and documented fees and expenses of counsel (including local and special counsel) for the Company; (xv) the fees and expenses of U.S. and Spanish counsel for the Underwriters up to the amounts separately agreed by such counsel and the Company, and the fees and expenses of Canadian and any other local counsel for the Underwriters; (xvi) the reasonable and documented out-of-pocket expenses of the Underwriters that shall have been incurred by them in connection with the proposed purchase and sale of the Offered Notes, including the transportation and other expenses incurred by or on behalf of the Underwriters representatives in connection with presentations to prospective purchasers of the Offered Notes (including expenses incurred in connection with any road show presentation, to the extent such expenses were previously estimated and communicated to the Company); and (xvii) all other duly-justified costs and expenses incident to the performance by the Company of their obligations hereunder.

(n)  The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Offered Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433[, other than the free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto]; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show.  Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(o)  The Company shall not distribute any offering materials in connection with the offering of the Offered Notes other than the Registration Statement, any Preliminary Prospectus, any Permitted Free Writing Prospectus, the Disclosure Package, the Prospectus and the Spanish Documents, and pricing information or other materials, if any, consented to in advance by the Representatives.

(p)  The Company will use its best efforts to have the Underlying Shares listed on each of the Madrid and Barcelona Stock Exchanges and admitted to trading through the SIB by the CNMV within [•] Madrid business days of any conversion of the Offered Notes into Class B Shares or ADSs, as applicable, and to maintain such listing thereafter.

(q)  The Company will use its best efforts to have the ADSs representing the Underlying Shares listed on the Nasdaq Global Select Market under the symbol “ABGB” within [•] Madrid business days of any conversion of the Offered Notes into Class B Shares or ADSs, as applicable, and to maintain such listing thereafter.

6.  Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Offered Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained in this Underwriting Agreement as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations under this Underwriting Agreement and to the following additional conditions:

(a)  The closing of the offering of the Offered Shares shall have occurred prior to or simultaneously with the closing of the offering of the Offered Notes.

(b)  The Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); [the final term sheet contemplated by Section 5(b) hereto and] any [other] material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or any notice objecting to their use shall have been issued and no proceedings for that purpose shall have been instituted or threatened, and the Folleto has been filed in the manner and within the time period established by the Spanish Act as developed by secondary legislation and no stop order suspending the effectiveness of the Folleto or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(c)  KPMG Auditores, S.L. (“KPMG”) has issued by not later than 11:59 p.m. (Madrid time) on the date hereof its special report for the purposes of articles 417 and 511 of the Spanish Capital Companies Act confirming the fairness of the Offered Notes’ conversion ratio and its adjustment provisions and that the [figures] contained in the report of the Board of Directors of the Company on the terms of conversion are, in their view, reasonable.

(d)  The Company shall have requested and caused DLA Piper Spain, S.L.U. and DLA Piper LLP (US), counsel for the Company with respect to Spanish and U.S. law, respectively, to have furnished to the Representatives their opinion or opinions, as the case may be, dated the Closing Date and addressed to the Representatives, to the effect that (subject to assumptions and qualifications reasonably acceptable to the Representatives):

(i) the Registration Statement and the ADR Registration Statement have become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or any notice objecting to their use has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the ADR Registration Statement and the Prospectus (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Trust Indenture Act and the respective rules thereunder; and such counsel has no reason to believe that on the Effective Date or the date the Registration Statement was last deemed amended the Registration Statement or the ADR Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of the date thereof and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion);

(ii) such counsel has no reason to believe that the Disclosure Package, as amended or supplemented at the Execution Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion);

(iii) the Documento de Registro was approved and registered by the CNMV pursuant to the Spanish Act on July 12, 2012, the Company filed with the CNMV the Relevant Fact Notice on the details of the Offering on [•], the Nota sobre las Acciones was approved and registered by the CNMV pursuant to the Spanish Act on [•]; to the knowledge of such counsel, no stop order suspending the effectiveness of the Folleto has been issued, no proceedings for that purpose have been instituted or threatened and the Folleto (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Spanish Act and the rules thereunder; and such counsel has no reason to believe that on the Effective Date or the date the Folleto was last deemed amended the Spanish Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Folleto as of the date thereof and on the Closing Date included or include any untrue statement of a material fact or omitted or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion);

(iv) each of the Company and the Specified Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package, the Prospectus and the Documento de Registro (as of its date), and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification except where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

(v) to the best of our knowledge, the Company is not the subject of any bankruptcy or insolvency proceeding of any nature and no steps have been taken for its liquidation, dissolution, declaration of insolvency (“concurso”) or analogous circumstance under the laws of Spain and no liquidator, administrator, receiver or analogous person has been appointed over all or any of the assets of the Company;

(vi)  each of the Lock-Up Agreement Signatories (as hereinafter defined) that is a corporate entity has been duly incorporated and is validly existing as a [corporation] in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to enter into the Lock-Up Agreement, and each of the Lock-Up Agreement Signatories that is an individual has due authority to enter into the Lock-Up Agreement;

(vii) all the outstanding shares of capital stock of each Specified Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Prospectus, all outstanding shares of capital stock of each such Specified Subsidiary are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or, to the knowledge of such counsel, after due inquiry, any other security interest, claim, lien or encumbrance;

(viii)  the Company’s authorized share capital is as set forth in the Disclosure Package, the Prospectus and the Spanish Documents; the capital stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package, the Prospectus and the Spanish Documents; the outstanding Class A Shares and Class B Shares have been duly and validly authorized and issued and are fully paid and nonassessable; the Underlying Shares issuable or deliverable upon conversion of the Offered Notes have been duly and validly authorized and, when issued and/or delivered upon conversion of the Offered Notes and, if any of the Underlying Shares are new Class B Shares, when the capital increase relating to such new Class B Shares has been duly registered with the Mercantile Registry and such new Class B Shares have been duly registered with Iberclear, the Underlying Shares will be validly issued, fully paid and nonassessable; the Underlying Shares will conform in all material respects to the description of the Class B Shares contained in the Registration Statement, the ADR

Registration Statement, the Disclosure Package, the Prospectus and the Spanish Documents; the Board of Directors of the Company has duly and validly adopted resolutions reserving the maximum number of Underlying Shares for issuance upon conversion of the Offered Notes, authorizing the application for listing of such Underlying Shares on the Madrid and Barcelona Stock Exchanges and authorizing the application for listing of the related ADSs on the Nasdaq Global Select Market; the holders of outstanding shares of capital stock of the Company and of bonds convertible into Class A Shares or Class B Shares of the Company are not entitled to preemptive or other rights to subscribe for the Offered Notes or the Underlying Shares other than those as have been duly excluded in accordance with Spanish law; except as set forth in the Disclosure Package, the Prospectus and the Spanish Documents, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding and there are no commitments by the Company to create, issue, sell or otherwise dispose of, shares of capital stock of or ownership interests in the Company; there are no restrictions on the free transferability of the Underlying Shares set out in the constitutional documents of the Company or under Spanish law or regulation; there are no restrictions on subsequent transfers of the Underlying Shares; and, the Offered Notes have been approved for listing on the Nasdaq Global Select Market subject to official notice for issuance;

(ix) the Indenture has been duly authorized, executed and delivered, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law) and the Offered Notes will be convertible into Class B Shares or ADSs, as applicable, in accordance with the terms of the Indenture; and the Offered Notes have been duly and validly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Underwriting Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture; and the statements set forth under the headings “Description of the Notes,” “Description of American Depositary Shares” and “Description of Share Capital” in the Disclosure Package and the Final Prospectus, insofar as such statements purport to summarize certain provisions of the Offered Notes, the Indenture, the Class B Shares and the ADSs, provide a fair summary of such provisions;

(x) the Company’s obligations under the Offered Notes (other than to pay interest, including optionally outstanding payments as described in the Disclosure Package and the Prospectus) constitute direct, unsecured and subordinated obligations of the Company and the Offered Notes will rank at all times pari passu without any preference or priority among themselves and will (subject to such exceptions as are from time to time mandatory under Spanish law) rank (a) senior in priority only to the rights and claims against the Company of the holders of “junior securities;” (b) pari passu with the rights and claims against the Company of the holders of any “parity securities;” and (c) junior to the rights and claims against the Company of the Company’s “senior creditors,” each as defined under the caption “Description of the Notes—Ranking” in the Disclosure Package and the Prospectus. However, the Company’s obligations under the Offered Notes to pay interest, including “optionally outstanding payments” (as defined in the Disclosure Package and the Prospectus), will be the Company’s unsecured, unsubordinated obligations and rank pari passu with all the Company’s other unsecured, unsubordinated obligations;

(xi) insofar as matters of Spanish law, United States Federal law and New York State law are concerned, to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property of a character required to be disclosed in the Registration Statement, the ADR Registration Statement or the Spanish Documents which is not adequately disclosed in the Disclosure Package, the Prospectus and the Spanish Documents, and there is no franchise, contract or other document of a character required to be described in the Registration Statement, the ADR Registration Statement, the Disclosure Package, the Prospectus or the Spanish Documents, or to be filed as an exhibit thereto, which is not described or filed as required; the descriptions contained in the Prospectus under the heading “Taxation,” insofar as such statements summarize the legal conclusions applicable to the offering of the Offered Notes and the Underlying Shares, constitute fair and accurate summaries of such legal matters; and the statements in the Prospectus under the headings “Business—Intellectual Property,” “Business—Information Technology,” “Business—Legal Proceedings,” “Regulation,” “Description of Share Capital,” “Description of American Depositary Shares,” “Description of the Notes” and “Description of the Share Lending Agreements” in the Documento de Registro (as of its date) in Sections 2, 5.2, 6, 8, 10, 11, 19, 20, 21 and 22, and in the Nota sobre las Acciones (as of its date) in Sections 3.3, 4, 5, 6, 7.3, 10.2, 10.3, 11.1 and 11.3, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings;

(xii) this Underwriting Agreement has been duly authorized, executed and delivered by the Company;

(xiii) the Stock Loan Agreements have been duly authorized, executed and delivered by the Company and the obligations assumed thereunder by the Company are legal, valid, binding and enforceable obligations of the Company;

(xiv) the Lock-Up Agreements have been duly authorized, executed and delivered by the Lock-Up Agreement Signatories;

(xv) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended;

(xvi) no consent, approval, authorization, filing with or order of any Spanish, U.S. Federal or New York court or governmental agency or body is required in connection with the transactions contemplated in the Underwriting Agreement, in the Deposit Agreement, in the Stock Loan Agreements, in the Indenture or in the Offered Notes, except (A) such as have been obtained under the Act, the Spanish Capital Companies Act and the Trust Indenture Act, (B) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Offered Notes by the Underwriters in the manner contemplated in this Underwriting Agreement, in the Disclosure Package and the Prospectus, and (C) upon conversion of the Offered Notes, if any of the Underlying Shares are new Class B Shares, (a) the formalization of the capital increase by means of a public deed granted before a Spanish notary public, the filing thereof with the relevant Spanish tax authorities as exempt from capital tax (Impuesto sobre Transmisiones Patrimoniales y Actos Jurídicos Documentados en su modalidad de Operaciones Societarias) and the registration of such public deed with the Mercantile Registry, (b) the registration of such Underlying Shares with Iberclear and the verification of the listing of such Underlying Shares by the CNMV, (c) the approval of the admission to listing of such Underlying Shares by the relevant managing entities (Sociedades Rectoras) of each of the Madrid and Barcelona Stock Exchanges, and (d) the approval of the admission of such Underlying Shares to trading through the SIB by the CNMV;

(xvii) none of the execution and delivery of the Indenture, the issue and sale of the Offered Notes, the consummation of any other of the transactions contemplated herein, in the Deposit Agreement, in the Stock Loan Agreements or in the Indenture and the fulfillment of the terms hereof or of the Stock Loan Agreements, of the Indenture or of the Offered Notes, including the issuance and/or delivery of the Underlying Shares upon the conversion of the Offered Notes, will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, (A) the charter or by-laws of the Company or its subsidiaries, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument [identified on the annexed schedule] to which the Company or its subsidiaries is a party or bound or to which its or their property is subject, or (C) any Spanish, U.S. Federal or New York state statute, law, rule, regulation, judgment, order or decree applicable to the Company or its subsidiaries of any Spanish, U.S. Federal or New York court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of its or their properties;

(xviii) (A) the Class B Shares which have been lent by the Company to the Representatives under the Stock Loan Agreements (the “Lent Shares”) (a) have been duly and validly authorized and issued and are fully paid and non-assessable, (b) conform in all material respects to the description of the capital stock contained in the Disclosure Package, the Prospectus and the Nota sobre las Acciones, (c) are free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, and (d) are freely transferable [by the Company] to or for the account of the Representatives in the manner contemplated herein and in the Stock Loan Agreements, and there are no restrictions on subsequent transfers of the Lent Shares; (B) no stamp or other issuance or transfer taxes or duties are payable by or on behalf of the Representatives in connection with (a) the execution and delivery of the Stock Loan Agreements, (b) the delivery of the Lent Shares to the Representatives in the manner contemplated by the Stock Loan Agreements, (c) the transactions contemplated by the Stock Loan Agreements, and (d) the sale and delivery by the Underwriters of the Lent Shares; and (C) no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated in the Stock Loan Agreements;

(xix) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement or the ADR Registration Statement;

(xx) the Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law)); and the statements in the Prospectus under the heading “Description of American Depositary Shares”, insofar as such statements purport to summarize certain provisions of the Deposit Agreement, the ADSs and the ADRs, fairly and accurately summarize such provisions; and, upon issuance by the Depositary of the ADRs evidencing ADSs, against the deposit of Class B Shares (including the Underlying Shares) in accordance with the provisions of the Deposit Agreement, the ADRs will be duly and validly issued and the persons in whose names such ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement;

(xxi) to ensure the legality, validity, enforceability or admissibility into evidence of each of the Underwriting Agreement, the Deposit Agreement, the Indenture, the Stock Loan Agreements and any other document required to be furnished hereunder or thereunder in Spain, it is not necessary that the Underwriting Agreement, the Deposit Agreement, the Indenture, the Stock Loan Agreements or any such other document be filed or recorded with any court or other authority in Spain, provided such documents are executed outside of Spain, or that any stamp, registration or similar tax be paid on or in respect of any such document or the Offered Notes in connection with the sale of the Offered Notes to the Underwriters.

(xxii) the submission of the Company to the non-exclusive jurisdiction of the New York Courts and the appointment of [name of designee] as its designee, appointee and authorized agent for the purpose described in Section 18 of this Underwriting Agreement, in the Deposit Agreement and in the Indenture are legal, valid and binding under the laws of the State of New York.

(xxiii) the choice of law provision set forth in Section 16 of this Underwriting Agreement, in the Deposit Agreement and in the Indenture is legal, valid and binding under the laws of Spain and such counsel knows of no reason why the courts of Spain would not give effect to the choice of New York law as the proper law of the Underwriting Agreement, of the Deposit Agreement and of the Indenture; the Company has the legal capacity to sue and be sued in its own name under the laws of Spain; the Company has the power to submit, and has irrevocably submitted, to the non-exclusive jurisdiction of the New York Courts and has validly and irrevocably appointed [name of designee] as its designee, appointee and authorized agent for the purpose described in Section 18 of this Underwriting Agreement, in the Deposit Agreement and in the Indenture under the laws of Spain; the irrevocable submission of the Company to the non-exclusive jurisdiction of the New York Courts and the waivers by the Company of any immunity and any objection to the venue of the proceeding in a New York Court in the Underwriting Agreement, in the Deposit Agreement and in the Indenture are legal, valid and binding under the laws of Spain and such counsel knows of no reason why the courts of Spain would not give effect to the submission and waivers; service of process in the manner set forth in Section 18 of this Underwriting Agreement, in the Deposit Agreement and in the Indenture, will be effective to confer valid personal jurisdiction over the Company under the laws of Spain; and the courts in Spain will recognize as valid and final, and will enforce, any final and conclusive judgment against the Company obtained in a New York Court arising out of or in relation to the obligations of the Company under the Underwriting Agreement, the Deposit Agreement or the Indenture;

(xxiv) no stamp or other issuance or transfer taxes or duties are payable by or on behalf of any Underwriter in connection with (A) the execution and delivery of this Underwriting Agreement, (B) the issuance by the Company or sale by the Company of the Offered Notes, (C) the delivery of the Offered Notes in the manner contemplated by this Underwriting Agreement, (D) the sale and delivery by each such Underwriter of the Offered Notes, as contemplated herein, (E) the issuance by the Company of any Underlying Shares, (F) the deposit with the Depositary of Class B Shares (including the Underlying Shares) against issuance of the ADRs evidencing the ADSs, (G) the conversion of the Offered Notes into Class B Shares or ADSs, as applicable, or (H) the transactions contemplated by the Stock Loan Agreements;

(xxv) the Underwriters shall not be considered to be residents for tax purposes, domiciled or carrying business in Spain by reason only of the execution, performance or enforcement of this Agreement. However, the Underwriters would be considered tax residents in Spain, if they meet the other requirements of Spanish law;

(xxvi) noteholders shall not be considered to be residents for tax purposes, domiciled or carrying business in Spain by reason only of having purchased the Offered Notes.

However, such noteholders would be considered tax residents in Spain, if they meet the other requirements of Spanish law;

(xxvii) provided that the Offered Notes are admitted to trading on the Nasdaq Global Select Market or on any other organized OECD market and that identification procedures required by Law 13/1985, as amended, and currently established in Royal Decree 1065/2007 as amended by Royal Decree 1145/2011 are duly and timely complied with, payments of income (as such term is defined in the Prospectus) on the Offered Notes and all other payments made by the Company under the Offered Notes to non-Spanish tax resident holders of the Offered Notes will be made by the Company without withholding or deducting for any taxes, duties, assessments or other charges of whatever nature imposed, levied, collected, withheld or assessed by or within the Kingdom of Spain or any political subdivision or authority thereof or therein having power to tax;

(xxviii) other than as described in the Disclosure Package and the Prospectus, under the current laws and regulations of Spain, all dividends and other distributions declared and payable on the Class B Shares may be paid by the Company to the Depositary and to the holders of ADSs, as applicable, in Euro that may be converted into foreign currency and freely transferred out of Spain, and all such dividends and other distributions made to holders of Class B Shares (or the ADSs representing such securities) who are non-residents of Spain will not be subject to income, withholding or other taxes under the laws and regulations of Spain and are otherwise free and clear of any other tax, duty withholding or deduction in Spain and without the necessity of obtaining any governmental authorization in Spain; and

(xxix) the absence of a standing committee of securities holders (sindicato de obligacionistas) that is represented by a commissioner (comisario) with respect to the Offered Notes does not affect the validity and legality of the Offered Notes.

For the avoidance of doubt, the opinions in (i) and (ii) above shall be delivered in respect of U.S. law by DLA Piper LLP (US) in New York, New York. In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the Kingdom of Spain, the Federal laws of the United States and the State of New York, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are, and whose opinion is, satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.  References to the Prospectus in this paragraph (d) shall also include any supplements thereto at the Closing Date.

(e)  The Representatives shall have received from Davis Polk & Wardwell LLP, U.S. counsel for the Underwriters, such U.S. law opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Offered Notes, the Indenture, the Registration Statement, the ADR Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f)  The Representatives shall have received from Pérez-Llorca Abogados, S.L.P. y Cía. S. Com. P., Spanish counsel for the Underwriters, such Spanish law opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Offered Notes, the Indenture, the Registration Statement, the ADR Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto), the Spanish Documents and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g)  The Company shall have furnished to the Representatives a certificate of the Company, executed by the Secretary of the Board and the Chairman of the Board of Directors, of the resolutions passed by the Annual General Meeting of the Company on April 7, 2013 and by the Board of Directors on [•] authorizing, among other things, the issuance of the Offered Notes and the Underlying Shares upon conversion of the Offered Notes, the application for admission to listing of the Offered Notes on the Nasdaq Global Select Market, the application for admission to listing of the Underlying Shares on each of the Madrid and Barcelona Stock Exchanges, the application for admission to listing of the ADSs deliverable upon conversion of the Offered Notes on the Nasdaq Global Select Market and the execution by the Company of this Underwriting Agreement, the Stock Loan Agreements and the Indenture.

(h)  The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the Consejero Delegado and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the ADR Registration Statement, the Disclosure Package, the Prospectus, and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Offered Notes, the Folleto and the Underwriting Agreement and that:

(i) the representations and warranties of the Company in the Underwriting Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness or use of the Folleto, the Registration Statement or the ADR Registration Statement, nor any notice objecting to their respective use, has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package, the Prospectus, the Registration Statement and the Nota sobre las Acciones (exclusive of any amendment or supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure

Package, the Prospectus, the Registration Statement and the Nota sobre las Acciones (exclusive of any amendment or supplement thereto).

(i)  The Company shall have furnished to the Representatives a certificate of the Company, executed by the Chief Accounting Officer with respect to certain financial and other information contained in the Prospectus, to the effect that: [•].

(j)  The Company shall have requested and caused Deloitte, S.L., to have furnished to the Representatives letters, at the Execution Time and at the Closing Date, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, to the effect that: [•].

(k)  The Company shall have requested and caused PricewaterhouseCoopers Auditores, S.L., to have furnished to the Representatives letters, at the Execution Time and at the Closing Date, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, to the effect that: [•].

(l)  The Company shall have entered into, at or prior to the date hereof, the Stock Loan Agreements and shall have performed all of its obligations thereunder to be performed by it on or prior or the Closing Date.

(m)  Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement, the ADR Registration Statement, the Preliminary Prospectus, the Prospectus and the Folleto (in each case, exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraphs (j) and (k) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Offered Notes as contemplated by the Registration Statement (exclusive of any amendment thereof), the ADR Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(n)  Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(o)  The Offered Notes shall have been authorized for trading on the Nasdaq Global Select Market, subject to official notice of issuance, and satisfactory evidence of such actions shall have been provided to the Representatives.

(p)  The Company and the Trustee shall have executed and delivered the Indenture in form and substance satisfactory to the Representatives and the Indenture shall be in full force and effect.

(q)  The Company and the Depositary shall have executed and delivered the Deposit Agreement in form and substance satisfactory to the Representatives and the Deposit Agreement shall be in full force and effect.

(r)  Prior to the Execution Time, the Company shall have furnished to the Representatives a letter, addressed to the Representatives, substantially in the form of Exhibit A hereto (each such letter, a “Lock-Up Agreement”), from each of the following persons: [the Company, Inversión Corporativa I.C., S.A., Finarpisa, S.A., Mr. Felipe Benjumea Llorente, Aplicaciones Digitales S.L., Mr. José B. Terceiro Lomba, Mr. Manuel Sánchez Ortega, Mr. José Joaquín Abaurre Llorente, Mr. José Luis Aya Abaurre, Mr. José Borrell Fontelles, Ms. Mª Teresa Benjumea Llorente, Mr. Javier Benjumea Llorente, Ms. Mercedes Gracia Díez, Mr. Ignacio Solís Guardiola, Mr. Fernando Solís Martínez-Campos, Ms. Alicia Velarde Valiente, Mr. Carlos Sundheim Losada, Mr. Claudi Santiago Ponsa and Mr. Ricardo Martínez Rico], and each of the senior managers listed in section [14.1] of the Documento de Registro, as updated by the Nota sobre las Acciones (such persons, collectively, the “Lock-Up Agreement Signatories”).

(s)  Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled (or waived by the Representatives in the name and on behalf of the Underwriters) when and as provided in this Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Underwriting Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Underwriting Agreement and all obligations of the Underwriters hereunder may be terminated at, or at any time prior to, the Closing Date by the Representatives.  Notice of such termination shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Davis Polk & Wardwell LLP, counsel for the Underwriters, at Paseo de la Castellana, 41, Madrid 28046, Spain, on the Closing Date.

7.  Reimbursement of Underwriters’ Expenses.  If the sale of the Offered Notes provided for in this Underwriting Agreement is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement in this Underwriting Agreement or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all reasonable and documented expenses (including fees and disbursements of U.S., Spanish and

Canadian counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Offered Notes.

8.  Indemnification and Contribution. (a)  The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act and each affiliate of any Underwriter within the meaning of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law, under any non-U.S. law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the ADR Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus [or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto] or any Prospectus, or in any amendment thereof or supplement thereto, or any road show presentation of the Company, or in the Spanish Documents or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses properly incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b).  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)  Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, or the ADR Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Company acknowledges that [(i) the statements regarding delivery of the Offered Notes in the        paragraph of the cover page and in the        paragraph under the heading “Underwriting,” (ii) the list of Underwriters and their respective participation in the sale of the Offered Notes, (iii) the sentences related to concessions and reallowances in the        paragraph under the heading “Underwriting” and (iv) the statements regarding stabilization in the        paragraph under the heading “Underwriting” in each Preliminary Prospectus, the

Disclosure Package and the Prospectus and the information contained in Section 6.5 of the Nota sobre las Acciones constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement, the ADR Registration Statement, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or the Spanish Documents.

(c)  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the properly incurred fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with an actual or potential conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action, (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party, (v) an Underwriter (in respect of a claim against it or any of its indemnified parties) gives notice to an indemnifying party that its insurers require it not to allow such participation or assumption of (or continued participation in or assumption of) the defense of the action or (vi) if in the reasonable judgment of an indemnified party its position and interests would be adversely affected by the indemnifying party’s participation in or assumption of (or continued participation in or assumption of) the defense of such action.  It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local and/or regulatory counsel) for all indemnified parties, and that all such fees and expenses shall be paid or reimbursed as they are incurred. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, and (ii)  does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)  In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses properly incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Offered Notes; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Offered Notes) be responsible for any amount in excess of the underwriting discount or commission applicable to the Offered Notes purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and the ADR Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9.  Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Offered Notes agreed to be purchased by such Underwriter or

Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Underwriting Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of the Offered Notes set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of the Offered Notes set forth opposite the names of all the remaining Underwriters) the Offered Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of  Offered Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Offered Notes set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Offered Notes, and if such nondefaulting Underwriters do not purchase all the Offered Notes, this Underwriting Agreement will terminate without liability to any nondefaulting Underwriter or the Company.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding [five] Business Days, as the Representatives shall determine in order that any required changes in the Registration Statement, the ADR Registration Statement and the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Underwriting Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.  Termination.

(a)  This Underwriting Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to [•] [a.m./p.m.] on the Closing Date, if at any time prior to such time there shall have occurred any of the following: (i) since the time of execution of this Underwriting Agreement or the earlier respective dates as of which information is given in the Registration Statement, the ADR Registration Statement, the Preliminary Prospectus, the Prospectus and the Folleto (in each case, exclusive of any amendment or supplement thereto), there has been a material adverse change, or any development reasonably likely to result in a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and its subsidiaries, considered as a single business enterprise and whether or not arising in the ordinary course of business, the effect of which change or development is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Offered Notes on the terms and in the manner contemplated in each Preliminary Prospectus, the Disclosure Package, the Prospectus or the Folleto; (ii) a general banking moratorium has been declared by European Union, Spanish, United Kingdom, U.S. federal or New York State authorities or there is a material disruption in commercial banking or securities settlement, payment or clearance services in the European Union, Spain, the United Kingdom, the United States or New York State; (iii) there has occurred a suspension or material limitation in trading in the Company’s Class A Shares or Class B Shares or securities generally on, or minimum or maximum prices shall have been established in, any of the Spanish Stock Exchanges, the London Stock Exchange, the New York Stock Exchange or the Nasdaq Global Select Market; or (iv) there has occurred (A) any change or any development involving a prospective change in the national or international financial, political or economic conditions, any financial markets or any currency exchange rates or controls, (B) an outbreak or escalation of hostilities or acts of terrorism or a declaration of a national emergency or war, or (C) any other calamity or crisis, if the effect of any such event specified in this Section 10(a)(iv), individually or together with any other such event, in the judgment of the Representatives, is so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Offered Notes on the terms and in the manner contemplated in the Preliminary Prospectus, the Prospectus or the Nota sobre las Acciones (exclusive of any amendment or supplement thereto).

(b)  The Representatives may terminate this Underwriting Agreement, by notice to the Company, in the following circumstances: (i) any judicial or administrative authority suspends or revokes the offer of the Offered Notes prior to the Closing Date, (ii) any of the conditions set forth in Section 6 hereof shall not have been met by the Closing Date, or (iii) the Share Underwriting Agreement shall have been terminated.

11.  Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Underwriting Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Offered Notes.  The provisions of Sections [7, 8, 11, 16, 17 and 18] hereof shall survive the termination or cancellation of this Underwriting Agreement.

12.  Notices.  All communications hereunder will be in writing and effective only on receipt, and, (i) if sent to the Representatives, will be mailed, delivered or telefaxed to [Citigroup Global Markets Limited, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, Attention: [•] and to Deutsche Bank Securities Inc.: 60 Wall Street, 4th Floor, New York, New York 10005, Attention: [•], with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel, fax: (212) 797-4564] or (ii) if sent to the Company, will be mailed, delivered or telefaxed to Abengoa, S.A., General Martínez Campos 15, 6th floor, 28010 Madrid, Spain, Attention: Deputy General Secretary, fax: +34                   .

13.  Successors.  This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.  No Fiduciary Duty.  The Company hereby acknowledges that (i) the purchase and sale of the Offered Notes pursuant to this Underwriting Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which they may be acting, on the other, (ii) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (iii) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity.  Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters).  The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto. The Company has consulted its own legal and financial advisors to the extent it deemed appropriate, and any review by the Representatives and the other Underwriters of the Company, the offering, the terms of the Offered Notes and other matters relating thereto will be performed solely for the benefit of the Representatives and Underwriters and shall not be on behalf of the Company or any other person.

15.  Integration.  This Underwriting Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16.  Applicable Law.  This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17.  Waiver of Jury Trial.  The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Underwriting Agreement or the transactions contemplated hereby.

18.  Jurisdiction.  The Company agrees that any suit, action or proceeding against the Company brought by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Underwriting Agreement or the transactions contemplated hereby may be instituted in any New York Court, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.  The Company has appointed [name and address of designee] as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Underwriting Agreement or the transactions contemplated herein which may be instituted in any New York Court, by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding.  The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon this Underwriting Agreement may be instituted by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in Spain.

The provisions of this Section 18 shall survive any termination of this Underwriting Agreement, in whole or in part.

19.  Currency.  Each reference in this Underwriting Agreement to U.S. Dollars (the “relevant currency”) is of the essence. To the fullest extent permitted by law, the obligations of the Company in respect of any amount due under this Underwriting Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company making such payment will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of any of the Company not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

20.  Waiver of Immunity.  To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Underwriting Agreement.

21.  Counterparts.  This Underwriting Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

22.  Headings.  The section headings used in this Underwriting Agreement are for convenience only and shall not affect the construction hereof.

23.  Definitions.  The terms which follow, when used in this Underwriting Agreement, shall have the meanings indicated.

“Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“ADSs” shall mean American Depositary Shares representing Class B Shares deposited with the Depositary.

“ADR Registration Statement” shall mean the registration statement (file number 333-[•]) of the Company on Form F-6, including all exhibits thereto, each as amended at the time such part of the registration statement became effective.

“ADRs” shall mean American Depositary Receipts evidencing ADSs.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Class A Shares” shall mean the Class A shares, €1.00 nominal value, of the Company, which are listed on the Madrid and Barcelona Stock Exchanges and traded through the SIB of the Spanish Stock Exchanges under the symbol “ABG.”

“CNMV” shall mean the Spanish Securities Market Commission (Comisión Nacional del Mercado de Valores).

“Commission” shall mean the United States Securities and Exchange Commission.

“Deposit Agreement”, shall mean the Deposit Agreement, dated as of [•], 2013, to be entered into among the Company, the Depositary and all holders from time to time of the ADSs.

“Depositary” shall mean Citibank, N.A., as depositary under the Deposit Agreement.

“Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Double Tax Treaty” shall mean a treaty entered into between two contracting nations that provides for the reduction or elimination of double taxation by the contracting nations on the same item(s) of income.

“Effective Date” shall mean each date and time that the Registration Statement and the ADR Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Underwriting Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“IFRS” shall mean International Financial Reporting Standards.

“IFRS as issued by the IASB” shall mean IFRS as issued by the International Accounting Standards Board.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Madrid business day” shall mean any day (other than a Saturday or a Sunday) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in Madrid, Spain.

“Mercantile Registry” shall mean the Registro Mercantil de Sevilla.

“New York Courts” shall mean the U.S. Federal or State courts located in the State of New York, County of New York.

“Offered Shares” shall mean the Class B Shares to be offered and sold under the Share Underwriting Agreement.

“Paying Agent” shall mean [•], as paying agent under the Indenture.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in Section 1(a) hereof and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement (file number 333-[•]) of the Company on Form F-1, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Representatives” shall mean the addressees of the Underwriting Agreement.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A,” “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“Securities” shall mean the Offered Shares (or the ADSs representing such securities) and the Offered Notes and the Underlying Shares issuable upon conversion thereof.

“Share Underwriting Agreement” shall mean the underwriting agreement entered into on the date hereof among the Company and the underwriters named therein relating to the Offered Shares.

“SIB” shall mean the Automated Quotation System of the Spanish Stock Exchanges.

“Spanish Act” shall mean Act 24/1988, dated July 28, on the Securities Markets (Ley 24/1988, de 28 de julio, del Mercado de Valores).

“Spanish Capital Companies Act” shall mean the consolidated text of the Capital Companies Act, approved by Royal Legislative Decree 1/2010, of July 2 (texto refundido de la Ley de Sociedades de Capital, aprobado por el Real Decreto Legislativo 1/2010, de 2 de julio).

“Spanish Stock Exchanges” shall mean each of the Madrid, Bilbao, Barcelona and Valencia Stock Exchanges.

“Stock Loan Agreements” shall mean (i) the agreement entered into on [•], 2013, between the Company and [Citigroup Global Markets Limited] to facilitate transactions by which purchasers may hedge their investments in the Offered Notes, and (ii) the agreement entered into on [•], 2013, between the Company and [Deutsche Bank Securities Inc.] to facilitate transactions by which purchasers may hedge their investments in the Offered Notes

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Underlying Shares” shall mean the new or existing Class B Shares issuable or deliverable upon conversion of the Offered Notes. Unless the context otherwise requires, the term “Underlying Shares”, shall be deemed to refer to such securities as well as to any ADSs representing such securities and the ADRs evidencing such ADSs.

“Underwriters” shall mean the several underwriters named in Schedule II to the Underwriting Agreement.

“Underwriting Agreement” shall mean this Underwriting Agreement relating to the sale of the Offered Notes by the Company to the Underwriters.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

ABENGOA, S.A.

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Limited

By:

Name:
Title:

For itself and the other several Underwriters named in Schedule II to the foregoing Agreement

Deutsche Bank Securities Inc.

By:

Name:
Title:

By:

Name:
Title:

For itself and the other several Underwriters named in Schedule II to the foregoing Agreement.

SCHEDULE I

Underwriting Agreement dated

Registration Statement No.

Representatives: Citigroup Global Markets Limited, Deutsche Bank Securities Inc.

Title, Purchase Price and Description of Offered Notes:

Title:

Principal amount of Offered Notes:

Purchase price (include accrued
interest or amortization, if
any):

Closing Date, Time and Location:                               , 2013 at 10:00 a.m. at Paseo de la

Castellana, 41, Madrid 28046, Spain

Type of Offering:  Non-Delayed

Date referred to in Section 5(h) after which the Company may offer or sell securities issued by the Company without the consent of the Representatives:

SCHEDULE II

Underwriters	Principal Amount of Offered Notes to be Purchased

Citigroup Global Markets Limited
Deutsche Bank Securities Inc.
Merrill Lynch International
HSBC Securities (USA) Inc.
Banco Santander, S.A.
Canaccord Genuity Inc.
Société Générale
Total

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

SCHEDULE IV

SCHEDULE V

Abeinsa Infraestructuras Medio Ambiente, S.A.

Abeinsa, Ingeniería y Construcción Industrial, S.A.

Abencor Suministros, S.A.

Abener Energía, S.A.

Abengoa Bioenergía, S.A.

Abengoa Bioenergy Company, LLC

Abengoa México, S.A. de C.V.

Abentel Telecomunicaciones, S.A.

ASA Investment Brasil Ltda.

Befesa Medio Ambiente, S.A.

Befesa Desulfuración, S.A.

Ecoagrícola, S.A.

Instalaciones Inabensa, S.A.

Negocios Industriales y Comerciales, S.A.

Bioetanol Galicia, S.A.

Abengoa Bioenergy New Technologies, LLC.

Abengoa Bioenergy of Nebraska, LLC

Teyma Gestión de Contratos de Construcción e Ingeniería, S.A.

Inabensa Rio Ltda.

Teyma Internacional, S.A.

Nicsamex, S.A. de C.V.

Abentey Gerenciamento de Projetos de Engenharia e Construções Ltda.

Abengoa Bioenergy Trading Europe B.V.

Abengoa Concessões Brasil Holding S.A.

Abengoa Solar España, S.A.

Construcciones Metálicas Mexicanas Comemsa, S.A. de C.V.

Europea de Construcciones Metálicas, S.A.

Teyma USA & Abener Engineering and Construction Services General Partnership

Siema Technologies

Siema

Abengoa Solar New Technologies S.A.

Abengoa Water

Abentey Mojave General Partnership

Abentey Hugoton General Partnership

Centro Morelos 264 S.A. de C.V.

Abengoa Chile, S.A.

[Form of Lock-Up Agreement]	EXHIBIT A

[Letterhead of officer, director or major stockholder of
Abengoa, S.A.]

Abengoa, S.A.

Public Offering of Class B Shares

[•], 2013

Citigroup Global Markets Limited

Citigroup Centre

Canada Square

Canary Wharf, London E14 5LB

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

As Representatives of the several Underwriters

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Abengoa, S.A., a Spanish corporation (the “Company”), and you as Representatives of the Underwriters named therein, relating to an underwritten public offering of [•]% Mandatorily Convertible Subordinated Notes due 2016 that are mandatorily convertible into Class B Shares or ADSs of the Company (the “Offered Notes”).  Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Underwriting Agreement.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Class A Shares, Class B Shares or ADSs or any securities convertible into, or exercisable, or exchangeable for, Class A Shares, Class B Shares or ADSs; or publicly announce an intention to effect any such transaction, from the date of the Underwriting Agreement to 180 days following the date of commencement of trading of the Offered Notes on the Nasdaq Global Select Market (such period, the “Restricted

Period”) other than (A) transfers of Class A Shares, Class B Shares or ADSs or any securities convertible into, or exercisable, or exchangeable for, Class A Shares, Class B Shares or ADSs as a bona fide gift or gifts, including as a result of the operation of law or estate or intestate succession, (B) if the undersigned is a natural person, to (i) a member of the immediate family of the undersigned (for purposes of this letter, “immediate family” shall mean any relationship by blood, marriage, or adoption, not more remote than first cousin), (ii) any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or (iii) a corporation, partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the direct or indirect legal and beneficial owners of all the outstanding equity securities or similar interests of such corporation, partnership, limited liability company or other entity; (C) if the undersigned is a corporation, partnership, limited liability company or other entity, to (i) any trust or other entity for the direct or indirect benefit of the undersigned or any affiliate, wholly-owned subsidiary, limited partner, member or stockholder of the undersigned or (ii) a corporation, partnership, limited liability company or other entity of which the undersigned and any affiliate, wholly-owned subsidiary, limited partner, member or stockholder of the undersigned are the direct or indirect legal and beneficial owners of all the outstanding equity securities or similar interests of such corporation, partnership, limited liability company or other entity, (D) distributions of Class A Shares, Class B Shares or ADSs or any securities convertible into, or exercisable, or exchangeable for, Class A Shares, Class B Shares or ADSs to partners, members or shareholders of the undersigned, and (E) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; provided that in the case of any transfer or distribution pursuant to clause (A), (B), (C), (D) or (E), each donee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this letter.

Notwithstanding the foregoing, if (i) during the last 17 days of the Restricted Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (ii) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representatives waive, in writing, such extension.  The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Restricted Period and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

[If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Class B Shares the undersigned may purchase in the offering.]

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

[Signature of officer, director or major stockholder]

[Name and address of officer, director or major stockholder]

Acknowledged and accepted as of the date first above written.

Citigroup Global Markets Limited

By:

Name:
Title:

For itself and the other several Underwriters named in Schedule II to the foregoing Agreement

Deutsche Bank Securities Inc.

By:

Name:
Title:

By:

Name:
Title:

For itself and the other several Underwriters named in Schedule II to the foregoing

[Form of Press Release]	EXHIBIT B

Abengoa, S.A.

[Date]

Abengoa, S.A., (the “Company”) announced today that Citigroup Global Markets Limited and Deutsche Bank Securities Inc., as the Representatives of the Underwriters in the Company’s recent public sale of Class B shares of common stock and [•]% Mandatorily Convertible Subordinated Notes due 2016, are [waiving] [releasing] a lock-up restriction with respect to shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [•], and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.